Exhibit 10.104

SENETEK PLC

RESIGNATION, RELEASE AND INDEMNITY AGREEMENT

This Resignation, Release and Indemnity Agreement (this “Agreement”) is made as of March     , 2006 by and between Senetek, PLC, (the “Company”), and Michael Khoury (“Indemnitee”), a director of the Company.

BACKGROUND

A. Indemnitee is currently serving as a director of the Company and in such capacity has rendered valuable services to the Company.

B. In connection with a series of contemplated transactions, described in greater detail in that certain Prepayment Letter Agreement dated as of March 21, 2006 (the “Prepayment Agreement”), the Company intends to repay certain indebtedness, retire certain securities and reconstitute its Board of Directors. In order to complete these transactions, the Company seeks the resignation and replacement of Indemnitee and, conditional upon receipt of the releases and indemnifications provided herein below, and other good and valuable consideration, Indemnitee is willing to offer his resignation from the Company’s Board of Directors.

AGREEMENT

In consideration of the services of Indemnitee and in order to induce Indemnitee to submit his resignation as a director, the Company and Indemnitee agree as follows:

SECTION 1. RESIGNATION AND RELEASE

1.1 RESIGNATION. Effective as of 5:00 p.m. PST on the “Closing Date”, as such date is defined in section 1(b) of the Prepayment Agreement, Indemnitee hereby resigns as a director of the Company and from all offices and committees of the Company.

1.2 DIRECTOR FEE. On the Closing Date, the Company shall pay to Indemnitee, by cashiers check or wire transfer to Indemnitee’s account, the sum of Twenty Thousand US Dollars ($20,000.00), being the Company’s estimate of the value of a stock option under the Company’s Scheme 2 to purchase 150,000 Ordinary shares of the Company at the market price of the Company’s American Depositary Receipts on the date you became a director, which option was not granted to you.

1.3 MUTUAL RELEASE. Effective with the resignation of Indemnitee, the Company and Indemnitee hereby generally release Indemnitee and the Company, respectively, from all claims or liabilities, except for those arising in connection with the performance of this Agreement, whether based in statute, contract, tort, or otherwise, known or unknown, or past, existing, or future, arising from or related in any way to Indemnitee’s service on the Board of Directors of, or in dealings in, with, or on behalf of the Company.

The Company and Indemnitee hereby acknowledge that they are familiar with California Civil Code section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Company and Indemnitee hereby expressly waive and relinquish, for themselves and on behalf of its affiliates, and of its and their officers, directors, shareholders, successors, and assigns (in the case of the Company), and his heirs and legal respresentatives (in the case of Indemnitee), all rights and benefits which they have or may have under California Civil Code section 1542 and any provision or doctrine to similar effect; they have taken the possibility that they may discover additional facts into account in granting this release, and this general release shall remain in effect in any event.

SECTION 2. INDEMNIFICATION

2.1 Indemnification in Third Party Actions

The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2.1 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Corporation to procure a judgment in its favor), by reason of the fact that Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses, judgments, fines, penalties and ERISA excise tax actually and reasonably incurred by Indemnitee in connection with the investigation, defense or settlement of the Proceeding, to the fullest extent permitted by the Company’s Articles of Association, California law, public policy or other applicable law, including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment); provided that any settlement shall be approved in advance by the Company.

2.2 Indemnification in Proceedings By or In the Name of the Company

The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2.2 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, or by reason of anything done or not done in any such capacity, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by the Company’s Articles of Association, California law, public policy or other applicable law, including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

2.3 Partial Indemnification

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, the Company shall nevertheless indemnify Indemnitee for the portion of the Expenses, judgments, fines, penalties or ERISA excise taxes to which Indemnitee is entitled.

2.4 Indemnification Hereunder Not Exclusive

The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have pursuant to the Articles of Association, any agreement, vote of the Company’s shareholders or disinterested directors, provisions of UK, Delaware or California law or otherwise. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as a director of the Company.

2.5 Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

2.6 Defined Terms

For purposes of this Agreement, the following definitions will apply:

(a) The term “Expenses” includes, without limitation, reasonable attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise including reasonable compensation for time spent by Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third party. The term “Expenses” does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against Indemnitee.

(b) The term “Proceeding” shall include any threatened, pending or completed action or proceeding, whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that Indemnitee is or was a director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, whether or not he is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

SECTION 3. PRESUMPTIONS

3.1 Indemnification of Expenses of Successful Party

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, Indemnitee shall be presumed to have met the applicable standard of conduct, if any, for indemnification and shall be indemnified against all Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by applicable law.

3.2 Presumption Regarding Standard of Conduct

Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement, unless a determination that Indemnitee has not met the relevant standards is made by (i) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to the Proceedings, (ii) the shareholders of the Company by majority vote, (iii) in a written opinion by independent legal counsel, selection of whom has been approved by Indemnitee in writing, or (iv) final order of the court or other tribunal in the Proceeding after all appeals or expiration of all time to appeal therefrom. In case of clause (iii), the Company shall have the burden of proving to such counsel that indemnification is not available to the Indemnitee as set forth in the preceding sentence. Any failure between the Indemnitee and the Company to agree in the selection of the independent legal counsel shall be resolved pursuant to Sections 3.3 through 3.5 below.

3.3 Selection of Counsel. If the Indemnitee and the Company are unable to agree on the selection of the independent counsel, such independent counsel shall be selected by lot from among the ten (10) law firms having the most lawyers practicing in Los Angeles, California (excluding any firms that have acted as counsel for the Company). Regular counsel to the Company shall contact such counsel in order of their selection by lot, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees for such counsel shall be paid by the Company.

3.4 Response of Company. As soon as practicable, and in no event later than 20 days after the selection of independent legal counsel pursuant to Section 3.2 above, the Company shall, at its own expense, submit to the independent legal counsel, in such manner as the independent legal counsel may reasonably request, its claim, if any, that the Indemnitee is not entitled to indemnification.

3.5 Determination of Right to Indemnification

If a claim that is allowable under Articles 2 and 3 of this Agreement is not paid by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not allowable shall be on the Company. Neither the failure of the directors or shareholders of the Company or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors or shareholders of the Company or independent legal counsel that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s Expenses incurred in connection with any Proceeding concerning the interpretation or enforcement of his right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in the Proceeding was not made in good faith or was frivolous.

SECTION 4. ADVANCES OF EXPENSES

The Expenses incurred by Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding to the fullest extent permitted by applicable law at the written request of Indemnitee and receipt by the Company of an undertaking by or on behalf of Indemnitee to repay the amount advanced to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

SECTION 5. INDEMNIFICATION PROCEDURE

5.1 Notice to Company

Promptly after becoming aware of or receiving notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. The omission to so notify the Company will not relieve it from any liability which it may have to Indemnitee other than under this Agreement.

5.2 Notice to Insurer

At the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 5.1 hereof, the Company shall give prompt notice of the commencement of such Proceeding to the insurer in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary and desirable action to cause such insurer to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies, unless the Company has already paid such amounts directly to the Indemnitee.

5.3 Company Participation

With respect to any Proceeding for which indemnification is requested, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of the Proceeding, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of a Proceeding, during the Company’s good faith active defense the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Indemnitee shall have the right to employ his counsel in any Proceeding but the fees and expenses of the counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized in writing by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee has reached the conclusion that there may be a conflict of interest between the Company and Indemnitee.

SECTION 6. LIMITATIONS ON INDEMNIFICATION

No payments pursuant to this Agreement shall be made by the Company:

(a) to indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law, but the indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b) to indemnify Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under the insurance;

(c) to indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, or which would cause the Company to violate any undertaking the Company makes to the Securities and Exchange Commission with respect to indemnification;

(d) to indemnify Indemnitee as to circumstances to which indemnification is prohibited pursuant to applicable law;

(e) to indemnify Indemnitee for any Expenses, judgments, fines, settlements penalties or ERISA excise taxes resulting from Indemnitee’s conduct which is finally adjudged to have been willful misconduct, a knowing and culpable violation of law, knowingly fraudulent or deliberately dishonest;

(f) to indemnify Indemnitee for any amount paid in settlement of any Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld; or

(g) if a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.

SECTION 7. MAINTENANCE OF LIABILITY INSURANCE

7.1 Affirmative Covenant of the Company

The Company covenants and agrees that the Company, for the benefit of Indemnitee and subject to subsection 7.3 of this Agreement, has in force currently, and shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.

7.2 Indemnitee Named as Insured

In all D&O Insurance policies, Indemnitee shall be named as an insured in a manner that provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

7.3 Exemption from Maintenance of Insurance

Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

SECTION 8. MISCELLANEOUS

8.1 Notices

Any notice required to be given under this Agreement shall be deemed given if in writing and hand delivered or if mailed, postage prepaid, by certified or registered mail, return receipt requested, or by facsimile to either party at the address listed below:

The Company:	SENETEK PLC
831 Latour Court, Suite A
Napa, California 94558
707 259-6238 (FAX)

Indemnitee:	Michael Khoury
7292 BerryHill Drive
Rancho Palos Verdes, California 90275
310 (FAX)

8.2 Successors and Assigns

This Agreement shall be binding upon, and shall inure to the benefit of Indemnitee and his heirs, personal representatives and assigns, and the Company and its successors and assigns.

8.3 Severability

Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide Indemnitee with the broadest possible indemnification permitted under applicable law.

8.4 Savings Clause

If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

8.5 Interpretation; Governing Law

This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

8.6 Amendments

No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles of Association or agreements including D&O Insurance policies.

8.7 Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party. Signatures may be by facsimile and the parties hereto shall accept such facsimile signatures as original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INDEMNITEE

SENETEK PLC

By:
Title: